Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into the registration statement of BIO-key International, Inc., on Form S-8 (file no. 333-137414), of our report dated March 26, 2010 relating to the financial statements which appear in this Form 10-K for the year ended December 31, 2009.

/s/ CCR LLP

Westborough, Massachusetts
March 23, 2011